MFS VARIABLE INSURANCE TRUST III

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST



      Pursuant to Article IX, Section 7 of the Amended and Restated Declaration of Trust dated December 7, 2012, as amended (the "Declaration"), of MFS Variable Insurance Trust III, a statutory trust organized under the laws of The State of Delaware (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust, do hereby amend the following Sections of the Declaration to be effective on May 2, 2016.


      Pursuant to Article IX, Section 7 of the Declaration, the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, hereby amend Article V, Section 6 of the Declaration to add the following language after the first sentence of Section 6:

            "The Trust may enter into contractual arrangements with an Investment Adviser, Distributor, Transfer Agent, and other parties who each provide services to the Trust. Unless expressly stated otherwise, shareholders are not parties to, or intended beneficiaries of these contractual arrangements, and these contractual arrangements are not intended to create any shareholder right to enforce them against the service providers or to seek any remedy under them against the service providers, either directly or on behalf of any series of the Trust. The summary prospectus, prospectus and the Statement of Additional Information describing any series of the Trust are not contracts between the Trust and the shareholders of any series of the Trust and do not give rise to any shareholder rights other than any rights conferred explicitly by federal or state securities laws that may not be waived."

      Pursuant to Article IX, Section 7 of the Declaration, the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, hereby amend Article IX, Section 8 of the Declaration to add the following paragraph at the end of Section 8:

      "For purposes of this Section, all claims asserted by a Shareholder, including without limitation any claims purporting to be brought on behalf of the Trust or involving any alleged harm to the Trust, shall be considered "derivative" claims, unless they meet the definition of "direct" Shareholder claims as stated in the next sentence. A "direct" Shareholder claim shall mean (i) a claim based upon alleged violations of a Shareholder's individual rights independent of any harm to the Trust, including a Shareholder's voting rights under Article VII hereof, rights to receive a dividend payment as may be declared from time to time, rights to inspect books and records, or other similar rights personal to the Shareholder and independent of any harm to the Trust; and (ii) a claim for which a direct shareholder action is expressly provided under the U.S. federal securities laws."

      Pursuant to Article IX, Section 7 of the Declaration, the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, hereby add
Section 11 to Article IX of the Declaration to read in its entirety as follows:

"Section 11. Forum for Adjudication of Disputes. Unless the Trust consents in writing to the selection of an alternative forum, (i) any action or proceeding brought by or on behalf of the Trust or any of the Trust's Shareholders, (ii) any action asserting a claim against the Trust (or any series thereof), or against any trustee, officer or other employee of the Trust, whether arising under federal law, the law of any state, or the law of a non-U.S. jurisdiction,
(iii) any action asserting a claim arising pursuant to any provision of the Delaware Statutory Trust Act, the statutory or common law of Delaware, this Declaration or the Trust's by-laws, (iv) any action to interpret, apply, enforce or determine the validity of the Declaration, these By-Laws, or any agreement on behalf of the Trust authorized thereunder, or (v) any action asserting a claim governed by the internal affairs doctrine (each, a "Covered Action") shall be brought in the state or federal courts located within the Commonwealth of Massachusetts. Any person purchasing or otherwise acquiring or holding any interest in shares of beneficial interest of the Trust shall be (i) deemed to have notice of and consented to the provisions of this Section, and (ii) deemed to have waived any argument relating to the inconvenience of the forums referenced above in connection with any action or proceeding described in this Section.

If any Covered Action is filed in a court other than the state or federal courts of the Commonwealth of Massachusetts (a "Foreign Action") in the name of any shareholder, such shareholder shall be deemed to have consented to (i) the personal jurisdiction of the Superior Court of the Commonwealth of Massachusetts in connection with any action brought in any such courts to enforce the first paragraph of this Section 11 (an "Enforcement Action") and (ii) having service of process made upon such shareholder in any such Enforcement Action by service upon such shareholder's counsel in the Foreign Action as agent for such shareholder.

If any provision or provisions of this Section 11 shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of this Section (including, without limitation, each portion of any sentence of this Section containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons and circumstances shall not in any way be affected or impaired thereby."

      IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of May 2, 2016 and further certify, as provided by the provisions of Section 7 of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 7 of the Declaration.


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|                                     |                             |
|                                     |                             |
|STEVEN E. BULLER                     |JOHN P. KAVANAUGH            |
|Steven E. Buller                     |John P. Kavanaugh            |
|c/o MFS Investment Management        |c/o MFS Investment Management|
|111 Huntington AvenueBoston, MA 02199|111 Huntington Avenue        |
|                                     |Boston, MA 02199             |
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|                                     |                             |
|                                     |                             |
|ROBERT E. BUTLER                     |ROBERT J. MANNING            |
|Robert E. Butler                     |Robert J. Manning            |
|c/o MFS Investment Management        |MFS Investment Management    |
|111 Huntington Avenue                |111 Huntington Avenue        |
|Boston, MA 02199                     |Boston, MA 02199             |
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|                                     |                             |
|                                     |                             |
|MAUREEN R. GOLDFARB                  |MARYANNE L. ROEPKE           |
|Maureen R. Goldfarb                  |Maryanne L. Roepke           |
|c/o MFS Investment Management        |c/o MFS Investment Management|
|111 Huntington Avenue                |111 Huntington Avenue        |
|Boston, MA 02199                     |Boston, MA 02199             |
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|                                     |                             |
|                                     |                             |
|DAVID H. GUNNING                     |ROBIN A. STELMACH            |
|PersonNameDavid H. Gunning           |Robin A. Stelmach            |
|c/o MFS Investment Management        |MFS Investment Management    |
|111 Huntington Avenue                |111 Huntington Avenue        |
|Boston, MA 02199                     |Boston, MA 02199             |
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|                                     |                             |
|                                     |                             |
|WILLIAM R. GUTOW                     |LAURIE J. THOMSEN            |
|PersonNameWilliam R. Gutow           |Laurie J. Thomsen            |
|c/o MFS Investment Management        |c/o MFS Investment Management|
|111 Huntington Avenue                |111 Huntington Avenue        |
|Boston, MA 02199                     |Boston, MA 02199             |
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|                                     |                             |
|                                     |                             |
|MICHAEL HEGARTY                      |ROBERT W. UEK                |
|Michael Hegarty                      |Robert W. Uek                |
|c/o MFS Investment Management        |c/o MFS Investment Management|
|111 Huntington Avenue                |111 Huntington Avenue        |
|Boston, MA 02199                     |Boston, MA 02199             |
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